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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                       October 22, 2002 (October 17, 2002)

                          Mission Resources Corporation
               (Exact Name of Registrant as Specified in Charter)


           Delaware                000-09498             76-0437769
 (State or Other Jurisdiction     (Commission           (IRS Employer
       of Incorporation)          File Number)        Identification No.)


                                   1331 Lamar
                                   Suite 1455
                            Houston, Texas 77010-3039
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 495-3000
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

     On October 21, 2002, the Company issued a press release announcing that David A. B. Brown, age 58, has been elected to its board of directors and will serve as chairman of the Audit Committee. The Company also announced that Mr. J.P. Bryan has retired from the board of directors.

     Mr. Brown has 30 years of experience in the energy industry including financial and strategic direction, mergers and acquisitions, and reorganization. Mr. Brown is president of The Windsor Group Inc., a consulting firm that focuses on energy-related issues facing oilfield services and engineering companies. Prior to his position at The Windsor Group, Mr. Brown was with Touche Ross, Braxton Associates and Boston Consulting Group. Mr. Brown also currently serves on the board of directors for BTU International Inc., EMCOR Group Inc., NS Group Inc., Pride International Inc. and Technical Communications Corp.

     Mr. Brown earned a bachelor's of commerce and a licentiate in accounting from McGill University and a masters of business administration, with distinction, from Harvard University. He is also a member of the Quebec Institute of Chartered Accountants.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of business acquired.

          None.

     (b) Pro Forma Financial Information.

          None.

     (c) Exhibits.

     None.


                            [SIGNATURE PAGE FOLLOWS]

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MISSION RESOURCES CORPORATION

Date: October 22, 2002                      By: /s/ Richard W. Piacenti
                                                --------------------------------
                                            Name:  Richard W. Piacenti
                                            Title: Senior Vice President-
                                                   Chief Financial Officer